SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

         Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[XX]  Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                                  CONAGRA, INC.
       ------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
       ------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement, if other
                              than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:
       _________________________________________________________________________

    2) Aggregate number of securities to which transaction applies:
       _________________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _________________________

    4) Proposed maximum aggregate value of transaction: ________________________

    5) Total fee paid: _________________________________________________________

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

     1) Amount Previously Paid:______________________________________________

     2) Form, Schedule or Registration Statement No.:________________________

     3) Filing Party:________________________________________________________

     4) Date Filed:__________________________________________________________

                             CONAGRA PROXY STATEMENT
                                       for
                               September 23, 1999
                          Annual Stockholders' Meeting
                                of ConAgra, Inc.


                                                   ConAgra, Inc.
                                                   One ConAgra Drive
                                                   Omaha, NE 68102-5001
                                                   Phone: (402) 595-4000

                                                   Bruce Rohde
                                                   Chairman and
                                                   Chief Executive Officer



Dear Stockholder:

    It's our pleasure to invite you to ConAgra's Annual Meeting of Stockholders in Omaha on September 23, 1999. In the following pages you'll find information about the meeting plus a Proxy Statement.

    A brief reception will precede the meeting and management presentation, followed by a question and answer session for stockholders.

    If you can't be with us in person, please be sure to vote your shares by proxy. Just mark, sign and date the enclosed proxy card and return it in the postage-paid envelope. Stockholders may also vote by telephone or via the Internet.

    Your prompt response will help your Company avoid additional solicitation costs. In person or by proxy, your vote is important. Thank you!

                                                     Sincerely,

                                                     /s/ Bruce Rohde

                                                     Bruce Rohde


August 20, 1999

                                          ConAgra, Inc.
                                          One ConAgra Drive
                                          Omaha, NE 68102-5001
                                          Phone: (402) 595-4000

                                          James P. O'Donnell
                                          Executive Vice President, CFO
                                          and Corporate Secretary

To ConAgra Stockholders:

    ConAgra's Annual Stockholders' Meeting will be held on Thursday, September 23, 1999 at the Doubletree Hotel (formerly the Red Lion Inn), 1616 Dodge Street, Omaha, Nebraska. The meeting will begin promptly at 1:30 p.m.

    Matters to be voted on at the meeting are:

        *  Elect directors.

        *  Approve independent accountants for fiscal 2000.

        *  Approve the ConAgra executive incentive plan.

        *  Act on stockholder proposal.


    Stockholders of record as of the close of business on July 30, 1999 are eligible to vote at the Annual Stockholders' Meeting.

    It's important that your shares be represented whether or not you plan to attend. You may vote by marking, signing and dating the enclosed proxy card and returning it in the postage paid envelope. Stockholders may also vote by telephone or via the Internet. If you attend the meeting, you may withdraw your proxy at that time and vote your shares in person.

    By order of the Board of Directors.


                                            /s/ James P. O'Donnell

                                            James P. O'Donnell


August 20, 1999

                                  ConAgra, Inc.
                                One ConAgra Drive
                           Omaha, Nebraska 68102-5001

                                 PROXY STATEMENT

        Annual Meeting of Stockholders to be held September 23, 1999
                Proxy Solicitation by the Board of Directors

    This statement is furnished in connection with the Annual Meeting of Stockholders to be held at the Doubletree Hotel (formerly the Red Lion Inn), 1616 Dodge Street, Omaha, Nebraska. The meeting will begin promptly at 1:30 p.m. on September 23, 1999. Stockholders of record at the close of business on July 30, 1999 will be entitled to vote at the meeting.

                                     PROXIES

    Your vote is very important. For this reason, the Board of Directors is requesting that you use the enclosed Proxy Card to vote your shares. If the accompanying proxy is executed, the shares represented by the proxy will be voted as specified. You may also vote your shares by delivering your proxy by telephone or via the Internet. The Company may retain a proxy solicitor to assist in the solicitation of proxies, for which the Company would pay usual and customary fees. This Proxy Statement is being mailed to stockholders on or about August 20, 1999.

    If a broker, bank or other nominee holds your Common Stock, you will receive instructions from them that you must follow in order to have your shares voted. If you hold certificate(s) in your own name as a holder of record, you may vote your Common Stock by signing, dating and mailing the Proxy Card in the postage paid envelope provided. Of course, you can always come to the meeting and vote your shares in person.

    You may revoke the proxy before the meeting, whether delivered by telephone, Internet or through the mail, by using the telephone voting procedures, the Internet voting procedures or by mailing a signed instrument revoking the proxy to: James P. O'Donnell, Corporate Secretary, ConAgra, Inc., One ConAgra Drive, Omaha, Nebraska, 68102; to be effective, a mailed revocation must be received by the Secretary on or before September 22, 1999. A stockholder may attend the meeting in person, withdraw the proxy and vote in person.

                                VOTING SECURITIES

    The Company at July 30, 1999 had issued and outstanding 492,366,644 voting shares of Common Stock. Each share of Common Stock is entitled to one vote. There were no shares of Preferred Stock outstanding at July 30, 1999.

    The presence of a majority of the outstanding Common Stock represented in person or by proxy at the meeting will constitute a quorum. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum. Proxies relating to "street name" shares that are voted by brokers on some matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares entitled to vote at the annual meeting on those matters as to which authority to vote is withheld by the broker ("broker non-votes").

    The three nominees receiving the highest vote totals will be elected as Directors of ConAgra. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of Directors. All other matters to be voted on will be decided by the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote. A broker non-vote will not be counted as an affirmative vote or a negative vote because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority.

                       VOTING SECURITIES AND OWNERSHIP BY
                            CERTAIN BENEFICIAL OWNERS

    No stockholder is known by the Company to beneficially own more than 5% of the Company's outstanding Common Stock as of July 30, 1999.

                             VOTING SECURITIES OWNED
                       BY EXECUTIVE OFFICERS AND DIRECTORS

    The following table shows certain information on ConAgra's Common Stock beneficially owned by directors and the executive officers named in the summary compensation table as of July 30, 1999. No director or executive officer beneficially owned 1% or more of ConAgra's Common Stock. The directors and all executive officers as a group beneficially owned 1.6% of ConAgra's outstanding Common Stock. The shares shown as beneficially owned include shares which executive officers and directors are entitled to acquire pursuant to outstanding stock options exercisable within sixty days of July 30, 1999.

                                                      BENEFICIAL
NAME                      TITLE OF CLASS             OWNERSHIP (1)

Mogens C. Bay              Common Stock                   23,600
Philip B. Fletcher         Common Stock                2,192,952
Charles M. Harper          Common Stock                2,486,760
Robert A. Krane            Common Stock                   96,812
Gerald Rauenhorst          Common Stock                  200,744
Carl E. Reichardt          Common Stock                   74,800
Bruce Rohde                Common Stock                  453,337
Ronald W. Roskens          Common Stock                   65,400
Marjorie M. Scardino       Common Stock                   59,248
Walter Scott, Jr.          Common Stock                  191,700
Kenneth E. Stinson         Common Stock                   25,600
Thomas R. Williams         Common Stock                  159,496
Clayton K. Yeutter         Common Stock                   66,200
Thomas L. Manuel           Common Stock                  773,507
James T. Smith             Common Stock                  110,895
James P. O'Donnell         Common Stock                  263,378
Kenneth W. DiFonzo         Common Stock                  170,915

Directors and Executive
Officers as a Group        Common Stock                7,766,332
(22 Persons)

(1) Shares reported include shares owned by spouses of directors; 45,000 common shares owned by a charitable foundation for which Mr. Scott is a trustee and disclaims beneficial ownership; and 2,496,643 common shares which directors and executive officers are entitled to acquire pursuant to stock options exercisable within sixty days of July 30, 1999.

                     ITEM 1: BOARD OF DIRECTORS AND ELECTION

    The Company's Board of Directors is presently composed of twelve members, divided into three classes. Each class serves for three years on a staggered-term basis. Following the retirement of director Thomas R. Williams on September 23, 1999, there will be eleven members of the Board of Directors.

     The terms of the following directors expire at the annual meeting to be held on September 23, 1999: Ronald W. Roskens, Kenneth E. Stinson and Clayton Yeutter. The Board of Directors' nominees to positions on the Board expiring in September 2001 are: Ronald W. Roskens, Kenneth E. Stinson and Clayton Yeutter.

    The following paragraphs set forth the principal occupation of each director for the last five years, other positions each has held, the date each was first elected a director of the Company, the date each director's term expires, and the age of each director. Directors who are nominees for election at the 1999 Annual Stockholders' Meeting are listed first.

     RONALD W. ROSKENS - Nominee -- Omaha, Nebraska. President of Global Connections, Inc. (international business consulting). Head of U.S. Agency for International Development from 1990 until December 1992. President of University of Nebraska from 1977 to 1989. Mr. Roskens has been a director since 12/3/92. His current term expires 9/23/99. He is 66 years of age.

     KENNETH E. STINSON - Nominee -- Omaha, Nebraska. Chairman and Chief Executive Officer of Peter Kiewit Sons', Inc. (construction and mining). Director, Valmont Industries, Inc. and Level 3 Communications, Inc. Mr. Stinson has been a director since 12/12/96. His current term expires 9/23/99. He is 56 years of age.

     CLAYTON K. YEUTTER - Nominee -- Scottsdale, Arizona. Of counsel with the Washington, DC law firm of Hogan & Hartson since February 1993; Counselor to the President of the United States for Domestic Policy in 1992; US Secretary of Agriculture from February 1989 until February 1991; and former US Trade Representative. Director of Oppenheimer Funds, Texas Instruments, Caterpillar, FMC, Zurich Financial Services, and Farmers Insurance Co. Mr. Yeutter has been a director since 12/3/92. His current term expires 9/23/99. He is 68 years of age.

The following directors serve for terms that expire after 1999:

     MOGENS C. BAY - Omaha, Nebraska. Chairman & Chief Executive Officer of Valmont Industries, Inc. (irrigation equipment, metal fabrication) since January 1997; Director, President and CEO of Valmont Industries Inc. from 1993 to December 1996. Director of InaCom Corp. and Peter Kiewit Sons', Inc. Mr. Bay has been a director since 12/12/96. His current term expires 9/27/01. He is 50 years of age.

     PHILIP B. FLETCHER - Wilson, Wyoming. Chairman of the Board of ConAgra from May 1993 to September 1998 and Chief Executive Officer of ConAgra from September 1992 to September 1997; Director of Level 3 Communications, Inc. Mr. Fletcher has been a director since 7/13/89. His current term expires 9/20/00. He is 66 years of age.

     CHARLES M. HARPER - Omaha, Nebraska. Chief Executive Officer, RJR Nabisco Holdings Corp. from June 1993 to December 1995; Chairman RJR Nabisco Holdings Corp. from June 1993 to May 1996. Chairman of the Board of Directors of ConAgra from 1981 until May 1993; Chief Executive Officer of ConAgra from 1976 until September 1992. Director of Valmont Industries, Inc. Mr. Harper has been a director since 8/13/75. His current term expires 9/27/01. He is 71 years of age.

     ROBERT A. KRANE - Denver, Colorado. Consultant, KRA, Inc. from September 1990 to 1998; President, Chief Executive Officer and Director of Central
Bancorporation, Inc. from June 1988 until January 1990; President, COO and Director of Central Bancorporation, 1986 to 1988; Vice Chairman and Director of Norwest Corporation, 1982 to 1985; President and Director of Norwest Corporation, 1981 to 1982. Mr. Krane has been a director since 7/20/82. His current term expires 9/20/00. He is 65 years of age.

     CARL E. REICHARDT - San Francisco, California. Retired Chairman of the Board of Directors and Chief Executive Officer of Wells Fargo & Company and Wells Fargo Bank. Director of Columbia/HCA Healthcare Corporation, Ford Motor Co., HSBC Holdings, plc., McKesson HBOC, Inc. and Newhall Management Corporation. Mr. Reichardt has been a director since 3/1/93. His current term expires 9/27/01. He is 68 years of age.

     BRUCE ROHDE - Omaha, Nebraska. President of ConAgra since August 1996, Chief Executive Officer of ConAgra since September 1997 and Chairman of the Board of ConAgra since September 1998. President of McGrath, North, Mullin & Kratz, PC from 1984 to August 1996. Director of Valmont Industries, Inc. Mr. Rohde has been a director since 8/26/96. His current term expires 9/20/00. He is 50 years of age.

     MARJORIE M. SCARDINO - London, England. Chief Executive Officer of Pearson, plc (international media company) since January 1997; Chief Executive of The Economist Newspaper, Ltd. from April 1993 to January 1997. Mrs. Scardino has been a director since 6/1/94. Her current term expires 9/27/01. She is 52 years of age.

     WALTER SCOTT, JR. - Omaha, Nebraska. Chairman of the Board of Level 3 Communications, Inc.; Chairman Emeritus of Peter Kiewit Sons', Inc. (construction and mining). Director of Berkshire Hathaway Inc., Burlington Resources, Inc., CalEnergy Company, Inc., Commonwealth Telephone Enterprises, Inc., RCN Corporation, and Valmont Industries, Inc. Mr. Scott has been a director since 12/5/86. His current term expires 9/20/00. He is 68 years of age.

     THOMAS R. WILLIAMS - Atlanta, Georgia. President and Director of The Wales Group, Inc. (investment management and counseling). Director of American Software, Inc., AVADO and National Life Insurance Company; Trustee of The Fidelity Group of Mutual Funds. Mr. Williams has been a director since 9/19/78. He will retire from the Board on 9/23/99. He is 70 years of age.

    It is intended that proxies will be voted "FOR" the election of the above-indicated nominees. In case any nominee shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote the proxies for a substitute.

                      DIRECTORS' MEETINGS AND COMPENSATION

    The Board of Directors meets on a regularly scheduled basis. During fiscal 1999, the Board met on six occasions. Each director attended at least 75% of the total number of meetings of the Board and the Committees on which the director served.

    The Board of Directors has assigned certain responsibilities to committees. The Audit Committee recommends the appointment of the independent public accountants,  reviews  the scope of the audits  recommended  by the  independent public accountants, reviews internal audit reports on various aspects of corporate operations and consults with the independent public accountants on a periodic basis on matters relating to internal financial controls and procedures. Members of the Audit Committee, which met five times during fiscal 1999, are Walter Scott, Jr. (Chairman), Robert A. Krane and Mogens C. Bay.

    The Corporate Affairs Committee advises ConAgra management on external factors and relationships affecting the Company's objectives and strategies. Focus areas include economics, government, regulation, sustainable development, community affairs and stockholder relations. During fiscal 1999, the Corporate Affairs Committee met six times and is composed of Ronald W. Roskens (Chairman), Marjorie M. Scardino and Kenneth E. Stinson.

     The Executive Committee generally has authority to act on behalf of the Board of Directors between meetings. The Executive Committee, which met four times during fiscal 1999, is composed of Philip B. Fletcher (Chairman), Charles
M. Harper, Carl E. Reichardt, Bruce Rohde and Walter Scott, Jr.

    The Human Resources Committee reviews and approves the compensation of employees above a certain salary level, reviews management proposals relating to incentive compensation and benefit plans and administers compensation plans presently in effect. During fiscal 1999, the Human Resources Committee met six times and is composed of Carl E. Reichardt (Chairman), Thomas R. Williams and Clayton K. Yeutter.

    The Company does not have a standing Nominating Committee.

    For their services on the Board, non-employee directors were paid $40,000 per year for the past fiscal year. The Chairmen of the Human Resources, Audit and Corporate Affairs Committees each receive an additional $15,000 per year in compensation. The Chairman of the Executive Committee receives an additional $50,000 per year in compensation. Each non-employee director receives $1,000 per meeting attended. Each non-employee director also receives without cost a grant of 1,800 shares of ConAgra Common Stock per year under the ConAgra 1995 Stock Plan. Non-employee directors also receive an annual grant of non-statutory options exercisable at fair market value on date of grant to acquire 9,000 shares of ConAgra Common Stock under the ConAgra 1995 Stock Plan.

    All directors of ConAgra are eligible to participate in the Directors' Charitable Award Program, in which each director is entitled to name one or more tax-exempt organizations to which ConAgra will contribute an aggregate of $1 million in four equal annual installments upon the death of the director. A director is vested in the Program upon completion of three years of service as a director or upon the death, disability or mandatory retirement of such director. ConAgra maintains insurance on the lives of its directors to fund the Program. Directors derive no personal financial benefit from the Program since any insurance proceeds and the tax-deductible donations accrue solely to the benefit of ConAgra.

    ConAgra and Mr. Harper are parties to a deferred compensation agreement dated March 15, 1976, which provided that $25,000 was accrued for each year of Mr. Harper's employment and is being paid to Mr. Harper in a series of installments following his termination of employment on May 30, 1993. Pursuant to the agreement, interest is accrued on the balance due at the rate of 8% per annum.

    Mr. Fletcher was granted a special long-term incentive in May 1993, which incentive agreement was amended in 1996 and 1997, with respect to his services as an executive officer of the Company. Pursuant to the incentive, Mr. Fletcher received a one-time award on September 1, 1998 equal to the value of 100,000 shares of ConAgra common stock for each one percentage point of average earnings per share growth (as determined pursuant to the incentive agreement) in excess of a 10% compound annual growth rate from a fiscal 1993 earnings per share base. The special incentive earned was the equivalent of 310,000 shares of ConAgra common stock or $9,067,500. In addition, during fiscal 1999, Mr. Fletcher received $76,154 for employment services rendered through June 30, 1998.

    ConAgra has entered into various lease agreements with Opus Corporation or its affiliates. Gerald Rauenhorst, who retired from ConAgra's Board in September 1998, is a controlling stockholder and director of Opus Corporation. The agreements relate to the leasing of land, buildings and equipment for ConAgra in Omaha, Nebraska. ConAgra occupies the buildings pursuant to 25-year leases with Opus and other investors, which leases contain various termination rights and purchase options. Leases effective in 1989, 1990 and 1998 require aggregate annual lease payments by ConAgra of $12,592,959.

                             EXECUTIVE COMPENSATION

    The following Summary Compensation Table shows compensation paid by ConAgra for services rendered during fiscal years 1999, 1998 and 1997 for the Chief Executive Officer and the next four highest compensated executive officers of ConAgra.
                           SUMMARY COMPENSATION TABLE

                                    Annual Compensation                            Long-Term Compensation
Name/                                                                Restricted      Option       LTIP          All Other
   Principal Position         Fiscal     Salary       Bonus         Stock Awards     Grants      Payouts       Compensation
                               Year        ($)         ($)           (1) (4) ($)     (4) (#)   (1) (4) ($)        (2) ($)

Bruce Rohde (3)                1999        950,437     923,700                0      150,042      831,027          58,587
   Chairman                    1998        915,227     183,000                0      240,000    1,495,200          34,934
   Chief Executive             1997        548,163     750,000        4,300,000      200,000    1,001,700          39,986
   Officer & President

Thomas L. Manuel               1999        600,355     300,000                0       50,014      277,009          29,376
   President & Chief           1998        498,912     498,900                0       16,232      498,400          32,524
   Operating Officer           1997        399,258     399,300           61,000       17,430      810,400          28,378
   ConAgra Trading
   and Processing Cos.

James P. O'Donnell             1999        346,618     125,200                0       50,014      277,009          16,431
   Executive Vice              1998        318,500      71,500                0        8,116      498,400          14,291
   President, Chief            1997        275,385     182,200                0        8,716      445,200          15,715
   Financial Officer,
   Secretary

James T. Smith (3)             1999        376,368      38,000                0       35,103      207,757           7,095
   President & Chief
   Operating Officer
   ConAgra Frozen Foods

Kenneth W. DiFonzo             1999        300,000     106,300                0       25,007      138,505          12,301
  Senior Vice                  1998        254,290      57,100          725,000        8,116      249,200          10,359
  President, Profit            1997        207,332     140,900                0        8,716      445,200          12,012
  Improvement

(1)  Mr. Rohde  received a restricted  stock award on August 26, 1996 of 200,000 shares  that  vest 10% per year starting May 25, 1997 and immediately  upon death, total  disability,  change of  control,  termination  of  employment by  ConAgra  without  cause and  voluntary  termination  by  Mr. Rohde with good  reason.  Mr. Manuel  received  a  restricted  stock  award  of  1,824 shares  on  July 11, 1997 (for  fiscal  1997  services)  which  vest at the earlier  of  death,  total  disability, change  of  control or June 1, 2002 assuming  continued  employment.  Mr.  DiFonzo received a restricted  stock award  on  May 7, 1998 of 25,000 shares that vest 20% per year starting May
     7,  1999  and  immediately  upon  death,  total  disability  or  change  of control.  All  other  restricted  shares  or  equivalent units were awarded
     pursuant   to   ConAgra's   long-term   senior  management  incentive  plan
     and  are reported in the LTIP payouts column.  Restricted  share equivalent units  awarded for fiscal 1999 vest on the fifth anniversary  of  issuance, or  earlier  upon  death,  normal  retirement,  or change in control.  If a
     participant   terminates  employment,  the   share  equivalent  units  vest
     20%  per  year  of  employment  post-issuance,  unless  the termination was for  cause.  Restricted  shares awarded for fiscal years 1998 and 1997 vest
     20%  per year,  if the  executive  remains in ConAgra's  employ and ConAgra achieves  a  20%  cash  return  on  equity  in  such  year (determined on a cumulative  basis, so  that  the achievement of a 20% cash return on equity in  a  fiscal  year  vests  all prior  installments of the restricted stock award).  The  executive  receives  dividends  paid on the  restricted stock and  equivalent  units. At the end of fiscal 1999, the aggregate restricted
     (unvested) stock  and/or  equivalent  holdings  (including  the fiscal 1999 awards  reflected above),  valued  at the closing  price on ConAgra  common stock  at May 30, 1999 without  giving effect  to  the  diminution of value attributable to the  restrictions on such stock or units were:  Mr. Rohde -
     $5,274,737  (202,388   shares/units);   Mr.  Manuel -  $5,971,570  (229,125
     shares/units); Mr. O'Donnell - $652,787  (25,047 shares/units); Mr. Smith -
     $539,728  (20,709  shares/units); Mr. DiFonzo -  $1,516,447 (58,185 shares/
     units).
 (2) Amounts  represent  contributions  by ConAgra to  ConAgra's  qualified  and nonqualified  401 (k) plans plus the dollar  value for term life  insurance premiums for certain  executives.  Fiscal year 1999 life insurance  premium values  are  as  follows:  Mr.  Rohde,  $2,376;  Mr.  Manuel,  $2,376;  Mr.
     O'Donnell, $2,279; Mr. Smith, $2,295; Mr. DiFonzo, $1,417.
 (3) Mr. Rohde became an executive  officer on August 26, 1996. Mr. Smith became an executive officer on September 24, 1998.
 (4) Prior to fiscal 1999,  awards under ConAgra's  long-term senior  management incentive plan were generally paid 50% in restricted  stock and 50% in cash
     (and  reported in the  restricted  stock awards and LTIP  payouts  column).
     Beginning in fiscal 1999, an amount equal to approximately 50% of the award will be paid in restricted  stock  equivalent  units, and in lieu of cash a separate  grant of stock  options will be made  (exercisable  at the market price on the date of grant)  equal to four times the  number of  restricted stock units. The options are issued following the end of the fiscal year in which  earned  (July 1999 for fiscal 1999 grants) but are based on services performed in the completed fiscal year and are therefore reported above and in the Option Grant Table as fiscal 1999 grants. For fiscal 1999, long-term senior  management  incentive  plan awards are reflected  above in the LTIP payouts column (for the value of restricted stock equivalent  units) and in the option grants  column,  and reporting of the awards for fiscal 1997 and fiscal 1998 have been conformed to this reporting.

    The following table sets forth information on grants of stock options during the fiscal year ended May 30, 1999 to the executive officers named in the Summary Compensation Table. No stock appreciation rights were granted during fiscal 1999.

                       OPTION GRANTS FOR FISCAL YEAR 1999

--------------------------------------------------------------------------------------------- -------------------

                                      Individual Grants                                        Grant Date Value
--------------------------------------------------------------------------------------------- -------------------
------------------------------ ------------ ------------------ -------------- --------------- -------------------
                                                % of Total
                                              Option Grants      Per Share
                                 Options       To Employees       Exercise      Expiration    Grant Date Present
                                 Granted      In Fiscal 1999       Price           Date       Value ($) (3)
------------------------------ ------------ ------------------ -------------- --------------- -------------------
------------------------------ ------------ ------------------ -------------- --------------- -------------------
Bruce Rohde                     28,890 (1)        0.53%           28.3125        09/24/08                 177,674
------------------------------ ------------ ------------------ -------------- --------------- -------------------
------------------------------ ------------ ------------------ -------------- --------------- -------------------
Bruce Rohde                    121,152 (2)        2.22%           25.5625        07/30/09                 800,815
------------------------------ ------------ ------------------ -------------- --------------- -------------------
------------------------------ ------------ ------------------ -------------- --------------- -------------------
Thomas L. Manuel                 9,630 (1)        0.18%           28.3125        09/24/08                  59,225
------------------------------ ------------ ------------------ -------------- --------------- -------------------
------------------------------ ------------ ------------------ -------------- --------------- -------------------
Thomas L. Manuel                40,384 (2)        0.74%           25.5625        07/30/09                 266,938
------------------------------ ------------ ------------------ -------------- --------------- -------------------
------------------------------ ------------ ------------------ -------------- --------------- -------------------
James P. O'Donnell               9,630 (1)        0.18%           28.3125        09/24/08                  59,225
------------------------------ ------------ ------------------ -------------- --------------- -------------------
------------------------------ ------------ ------------------ -------------- --------------- -------------------
James P. O'Donnell              40,384 (2)        0.74%           25.5625        07/30/09                 266,938
------------------------------ ------------ ------------------ -------------- --------------- -------------------
------------------------------ ------------ ------------------ -------------- --------------- -------------------
James T. Smith                   4,815 (1)        0.09%           28.3125        09/24/08                  29,612
------------------------------ ------------ ------------------ -------------- --------------- -------------------
------------------------------ ------------ ------------------ -------------- --------------- -------------------
James T. Smith                  30,288 (2)        0.55%           25.5625        07/30/09                 200,204
------------------------------ ------------ ------------------ -------------- --------------- -------------------
------------------------------ ------------ ------------------ -------------- --------------- -------------------
Kenneth W. DiFonzo               4,815 (1)        0.09%           28.3125        09/24/08                  29,612
------------------------------ ------------ ------------------ -------------- --------------- -------------------
------------------------------ ------------ ------------------ -------------- --------------- -------------------
Kenneth W. DiFonzo              20,192 (2)        0.37%           25.5625        07/30/09                 133,469
------------------------------ ------------ ------------------ -------------- --------------- -------------------



(1) These  options were  granted on  September  24, 1998 at the then fair market price of ConAgra's  common  stock.  The options  become  exercisable  in 20%
    annual   installments   commencing  May  30,  1999  and  become  immediately
    exercisable upon death,  change in control of the company (as defined in the
    Stock Plan) or  retirement.  Shares  acquired on exercise of the options are restricted  for one year in case of  voluntary  termination  and in  certain involuntary  termination  situations as  determined  by the Human  Resources
    Committee.
(2) These options were granted on July 30, 1999 at the then fair market price of
    ConAgra's  common  stock.  The  options  become  exercisable  in 20%  annual installments commencing May 28, 2000 and become immediately exercisable upon death,  change in control of the  company  (as defined in the Stock Plan) or retirement.  Shares  acquired on exercise of the options are  restricted for one  year  in case  of  voluntary  termination  and in  certain  involuntary termination situations as determined by the Human Resources Committee. These options were granted in July 1999 (fiscal 2000), but were awarded based upon
    fiscal  1999   performance   and   therefore  are  shown  with  fiscal  1999
    compensation information.
(3) The  estimated  grant date  present  value  reflected  in the above table is determined  pursuant to SEC regulations using the  Black-Scholes  model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating  the value of the option  grants  reflected in the above table include the  following for the options  granted on September  24, 1998;  (1)
    exercise price on the options  ($28.3125)  equal to the fair market value of the underlying  stock on the date of grant;  (2) expected option life of six years; (3) dividend yield of 2.2%; (4) risk-free interest rate of 4.29%; and
    (5)  volatility of 20.0%;  and for the options  granted on July 30, 1999 (1)
    exercise price on the options  ($25.5625)  equal to the fair market value of the underlying  stock on the date of grant;  (2) expected option life of six years; (3) dividend yield of 2.2%; (4) risk-free interest rate of 6.12%; (5)
    volatility  of 20.1%.  The ultimate  values of the option will depend on the future market price of the Company's common stock,  which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon  exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised.

    The following table sets forth information on aggregate option exercises in the last fiscal year and information with respect to the value of unexercised options to purchase ConAgra's Common Stock for the executive officers named in the Summary Compensation Table.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                            AND FY-END OPTION VALUES

----------------------- --------------- -------------- -------------------------------- --------------------------------
                                                            Unexercised Options             Value of Unexercised
                                                               Held at FY-End               In-the-Money Options
                                                                  (#) (3)                     At FY-End ($) (2)
----------------------- --------------- -------------- -------------------------------- --------------------------------
----------------------- --------------- -------------- --------------- ---------------- -------------- -----------------
                            Shares
                           Acquired     Value Realized
                         On Exercise       ($) (1)       Exercisable    Unexercisable    Exercisable     Unexercisable
                             (#)                                                             ($)              ($)
----------------------- --------------- -------------- --------------- ---------------- -------------- -----------------
----------------------- --------------- -------------- --------------- ---------------- -------------- -----------------
Bruce Rohde                          0               0         221,777          247,113        547,500           365,000
----------------------- --------------- -------------- --------------- ---------------- -------------- -----------------
----------------------- --------------- -------------- --------------- ---------------- -------------- -----------------
Thomas L. Manuel                     0               0          71,988           27,966        581,258            34,595
----------------------- --------------- -------------- --------------- ---------------- -------------- -----------------
----------------------- --------------- -------------- --------------- ---------------- -------------- -----------------
James P. O'Donnell              13,500         242,812         132,151           20,061      1,476,912            30,788
----------------------- --------------- -------------- --------------- ---------------- -------------- -----------------
----------------------- --------------- -------------- --------------- ---------------- -------------- -----------------
James T. Smith                  10,452         139,552          18,311           14,428         63,597            19,991
----------------------- --------------- -------------- --------------- ---------------- -------------- -----------------
----------------------- --------------- -------------- --------------- ---------------- -------------- -----------------
Kenneth W. DiFonzo                   0               0          85,311           14,428        830,409            19,991
----------------------- --------------- -------------- --------------- ---------------- -------------- -----------------


(1) Value  realized is the  difference  between the closing  price of  ConAgra's common stock at the time of exercise  and the exercise  price of the options multiplied by the number of shares.
(2) Value  realized is the  difference  between the closing  price of  ConAgra's common stock on the last  trading day of fiscal 1999 and the exercise  price of  in-the-money  options  multiplied  by the  number of shares  subject  to in-the-money options.
(3) Does not  include  options  granted in fiscal  2000 based upon  fiscal  1999 service. Such options were not outstanding at fiscal year end.

    The following table provides information concerning participation units approved for the executive officers named in the Summary Compensation Table under the long-term senior management incentive program by the Human Resources Committee. The Program is an incentive to management to increase earnings per share after tax in excess of 5% per year compounded from a five-year average earnings base lagged five years. The participants are eligible to share in an award pool equal to 8% of the excess after-tax earnings over and above the described compound growth rate. Beginning with the fiscal year 1999, payouts are made in restricted share equivalent units and stock options. The target award reflected below is based on a Human Resources Committee approved growth rate over the base year.

                  LONG-TERM INCENTIVE AWARDS (FISCAL YEAR 1999)

------------------------- ------------------- ------------------- -------------------------------------------------
                                                                             Estimated Future Payouts

------------------------- ------------------- ------------------- -------------------------------------------------
------------------------- ------------------- ------------------- ------------- -------------------- --------------
                                                Performance or
                              Number of       other Period Until
                          Shares, Units or       Maturation or     Threshold          Target            Maximum
                            Other Rights            Payout         ($ or #)             (#)            ($ or #)
------------------------- ------------------- ------------------- ------------- -------------------- --------------
------------------------- ------------------- ------------------- ------------- -------------------- --------------
Bruce Rohde                      12                   (1)              0            33,000 (1)            N/A
------------------------- ------------------- ------------------- ------------- -------------------- --------------
------------------------- ------------------- ------------------- ------------- -------------------- --------------
                                                                                    132,000 (2)
------------------------- ------------------- ------------------- ------------- -------------------- --------------
------------------------- ------------------- ------------------- ------------- -------------------- --------------
Thomas L. Manuel                  4                   (1)              0            11,000 (1)            N/A
------------------------- ------------------- ------------------- ------------- -------------------- --------------
------------------------- ------------------- ------------------- ------------- -------------------- --------------
                                                                                    44,000 (2)
------------------------- ------------------- ------------------- ------------- -------------------- --------------
------------------------- ------------------- ------------------- ------------- -------------------- --------------
James P. O'Donnell                4                   (1)              0            11,000 (1)            N/A
------------------------- ------------------- ------------------- ------------- -------------------- --------------
------------------------- ------------------- ------------------- ------------- -------------------- --------------
                                                                                    44,000 (2)
------------------------- ------------------- ------------------- ------------- -------------------- --------------
------------------------- ------------------- ------------------- ------------- -------------------- --------------
James T. Smith                    3                   (1)              0             8,250 (1)            N/A
------------------------- ------------------- ------------------- ------------- -------------------- --------------
------------------------- ------------------- ------------------- ------------- -------------------- --------------
                                                                                    33,000 (2)
------------------------- ------------------- ------------------- ------------- -------------------- --------------
------------------------- ------------------- ------------------- ------------- -------------------- --------------
Kenneth W. DiFonzo                2                   (1)              0             5,500 (1)            N/A
------------------------- ------------------- ------------------- ------------- -------------------- --------------
------------------------- ------------------- ------------------- ------------- -------------------- --------------
                                                                                    22,000 (2)
------------------------- ------------------- ------------------- ------------- -------------------- --------------


(1) Amount represents the target number of the share equivalent units under the Plan and is dependent on both earnings and stock price. See description above. Any share equivalent units issued under the Plan are restricted and will be issued under ConAgra stock plans. The participants receive common stock dividends on the share equivalents. The share equivalent units vest on the fifth anniversary of issuance, or earlier upon death, normal retirement, or change-in-control. If a participant terminates employment, the share equivalent units vest 20% per year of employment post-issuance, unless the termination was for cause. Vested units are paid in shares of common stock.
(2) Amount represents the target number of non-qualified stock options which may be issued in connection with the incentive plan and are dependent on both earnings and stock price. Such options will be issued under ConAgra stock plans. The options would be exercisable at the market price of ConAgra's common stock on the date of grant.

                      BENEFIT PLANS AND RETIREMENT PROGRAMS

    ConAgra maintains a non-contributory defined benefit pension plan for all eligible employees. Certain ConAgra employees, including executive officers, participate in a supplemental retirement plan designed to provide pension benefits to which such persons would be entitled, but for the limit on the maximum annual benefits payable under the Employee Retirement Income Security Act of 1974 and the limit under the Internal Revenue Code on the maximum amount of compensation which may be taken into account under ConAgra's basic defined benefit pension plan.

    The following table shows typical annual benefits computed on the basis of a straight life annuity payable on a combined basis under the basic pension program and the supplemental retirement plan, based upon retirement in 1999 at age 65, to persons in specified remuneration and credited years-of-service classifications. Annual retirement benefits set forth below are not subject to reduction for social security or other offset amounts.

                               PENSION PLAN TABLE

---------------------- ---------------------------------------------------------------------------------------------------------
                            Credited Years of Service
---------------------- ---------------------------------------------------------------------------------------------------------
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
Final Average
Remuneration                 10             15              20            25             30              35            40
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
          $50,000           $5,700         $8,600        $11,500         $14,400       $17,200        $20,100         $22,600
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
          100,000           12,900         19,400         25,900          32,400        38,800         45,300          50,300
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
          150,000           20,100         30,200         40,300          50,400        60,400         70,500          78,000
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
          200,000           27,300         41,000         54,700          68,400        82,000         95,700         105,700
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
          250,000           34,500         51,800         69,100          86,400       103,600        120,900         133,400
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
          500,000           70,500        105,800        141,100         176,400       211,600        246,900         271,900
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
        1,000,000          142,500        213,800        285,100         356,400       427,600        498,900         548,900
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
        1,500,000          214,500        321,800        429,100         536,400       643,600        750,900         825,900
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
        2,000,000          286,500        429,800        573,100         716,400       859,600      1,002,900       1,102,900
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
        2,500,000          358,500        537,800        717,100         896,400     1,075,600      1,254,900       1,379,900
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------
        3,000,000          430,500        645,800        861,100       1,076,400     1,291,600      1,506,900       1,656,900
---------------------- -------------- --------------- -------------- -------------- -------------- -------------- --------------


     Benefits under these plans are based on credited years of service and final average remuneration (generally the highest five consecutive years of compensation out of the last ten years of service for ConAgra). Covered compensation includes salary and bonus. As of May 30, 1999, the named executive officers who participate in the defined benefit pension plan had the following credited years of service: Mr. Rohde, 10 years; Mr. Manuel, 22 years; Mr. Smith, 6 years; Mr. O'Donnell, 21 years; and Mr. DiFonzo, 8 years.

    ConAgra has conditional employment agreements with certain of its officers, including all executive officers named in the summary compensation table. The employment agreements require the individuals to support the position of the Board of Directors with respect to any event by which another entity would acquire effective control of ConAgra (as defined in the agreements), through a tender offer or otherwise. In consideration of this promise, ConAgra agrees to employ the individual for three years after the event by which another entity acquires effective control of ConAgra. During that three year period, the individual would receive annually an amount not less than the individual's current annual compensation, plus the greater of (i) the individual's maximum allowable short-term incentive compensation (as defined in the agreement) or
(ii) the individual's highest short-term incentive award during the prior three fiscal years, and plus an amount equal to the individual's highest per unit award under the long-term compensation plan made during the three fiscal years immediately preceding such acquisition of control multiplied by the number of participation units for the current fiscal year. In addition, the individual would be entitled to those retirement benefits receivable had the individual worked to normal retirement age.

    ConAgra must satisfy this obligation through a trust payable to the employee beginning at retirement age. If the employee is involuntarily terminated or constructively terminated (as defined in the agreements), during the three year employment period, ConAgra is required to pay the individual the amount of annual and incentive compensation described above for any remainder of the three year period plus a full year's compensation and maximum incentive payments, and shall also be obligated to provide the described retirement benefits through a trust.

    In addition, the employee shall receive an amount equal to the difference between the highest tender offer price by the acquiring entity over the closing price of ConAgra Common Stock on the date of termination, multiplied by the number of ConAgra shares owned by the employee on the date of termination (including for this purpose, options granted under Stock Plans.) If the employee voluntarily terminates during the three-year period, ConAgra remains obligated to make the previously described retirement payments and the payments described in the preceding sentence. ConAgra is also required to make a gross-up payment to the employee if any payment to the employee is subject to an excise tax under
Section 4999 of the Internal Revenue Code.

    ConAgra adopted in 1989 the ConAgra Incentives and Deferred Compensation Change in Control Plan. Under this plan, in the event of a change in control of ConAgra (as defined in the plan), all benefits, payments and deferred compensation under ConAgra's various incentive, bonus, deferred compensation and similar arrangements, for all employees participating under the applicable plans, become immediately non-forfeitable. In addition, a participant under any of the plans who is terminated after a change in control shall receive a pro rata benefit based on the portion of the year for which the participant was employed.

    ConAgra and Mr. Rohde are parties to an employment agreement effective August 26, 1996. Mr. Rohde receives as compensation (i) a base salary of not less than $750,000 per annum, (ii) participation in ConAgra's Executive Annual Incentive Plan with a target bonus of not less than 80% of base salary, (iii) participation in the Long-Term Senior Management Incentive Plan, (iv) an award of 200,000 (post-1997 stock split) restricted shares vesting at the rate of 10% per year and (v) an option to acquire 200,000 (post-1997 stock split) shares of stock exercisable at fair market value on the date of grant and vesting at the rate of 20% per annum. If Mr. Rohde is terminated without cause or voluntarily terminates with good reason (all as defined in the employment agreement), the base salary continues for a period of 24 months and all options and restricted shares immediately vest. The options and restricted shares also vest upon death or permanent disability. The employment agreement imposes certain noncompetition and confidentiality agreements on Mr. Rohde.

                        HUMAN RESOURCES COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

    ConAgra's executive compensation plans are administered by the Human Resources Committee of the Board of Directors (the "Committee"). The Committee is composed of non-employee directors. The Committee has the responsibility to establish, review and change the compensation programs for ConAgra's executive officers.

ConAgra's Compensation Philosophy

    ConAgra's compensation philosophy has been consistent for many years. The Committee established ConAgra's long-term executive compensation plans with a view to ConAgra's 14% trendline earnings growth objective and the short-term executive compensation plans with a focus on annual performance. The benefits payable under short-term incentive plans are geared to performance in the current fiscal year, while benefits payable under the long-term incentive plans are designed to incent executives for measured performance over time. While ConAgra's overall fiscal 1999 performance did not meet the 14% trendline objective on an annual basis, ConAgra has exceeded its trendline earnings objectives over time, and specific ConAgra businesses exceeded their annual performance targets in 1999.

    The Committee believes that ConAgra's executives should hold a significant ownership in ConAgra Common Stock. Such stock ownership is expected to result in executive decision-making, which is in the best long-term interests of ConAgra and its stockholders. The Committee has structured ConAgra's long-term incentives to be totally stock-based.

    ConAgra's executive compensation consists of three components: base salary, short-term incentives and long-term incentives. The Committee approved and administered the executive compensation programs within each of these components during fiscal 1999.

    The Committee has reviewed ConAgra's compensation plans in light of Internal Revenue Code provisions relating to the disallowance of deductions for nonperformance-based remuneration in excess of $1,000,000 to certain executive officers. The Committee intends to structure ConAgra's executive compensation plans so that payments thereunder will generally be fully deductible. However, ConAgra may occasionally grant restricted shares or compensation in excess of $1,000,000 for specific reasons which would not qualify as deductible performance-based remuneration.

Base Salary

    The Committee establishes the salary ranges for executive positions in relation to the average pay for similar positions in the food industry. The base salary for each executive officer is established based on individual performance and contribution to the profitability of ConAgra, considering the competitiveness of the total compensation package. The Committee periodically uses outside consultants and published compensation survey data to review competitive rates of pay and establish salary ranges. There was no change in Mr. Rohde's base salary in fiscal 1999.

Short-Term Incentives

    The Committee believes that an executive's contribution toward achieving ConAgra's growth in earnings per share, annual operating profit plans, and annual return on equity performance should form the basis for short-term incentives. The Committee establishes performance goals at the beginning of each fiscal year tied to the attainment of annual company-wide or business unit profit plans. Executive officers are assigned threshold and target short-term bonus award opportunities. The short-term incentive target, plus base salary, is intended to provide a fully competitive annual cash compensation program for ConAgra's executives when business and individual goals are met. The short-term incentive for ConAgra's executive officers in fiscal 1999 was established under the Executive Annual Incentive Plan, which stockholders approved at the 1994 Annual Meeting.

    Mr. Rohde's annual bonus for fiscal 1999 was based on attainment of goals established by the Committee at the beginning of the fiscal year. The target goals for fiscal 1999 were based on achievement of earnings per share objectives and return on equity objectives for ConAgra.

Long-Term Incentives

    ConAgra's long-term incentives for executive officers are provided through a long-term senior management incentive plan and stock plans adopted in 1985, 1990 and 1995.

     The long-term senior management incentive plan rewards participants, including executive officers, based on ConAgra's ability to increase earnings per share. The Committee selects participants, including executive officers, on an annual basis, and the participants are eligible to share in an award pool equal to 8% of ConAgra's excess after-tax earnings over and above a 5% compound growth rate from a five year average earnings base. The award is issued in the form of restricted share equivalent units, vesting generally on the fifth anniversary of issuance, and stock options. The Chief Executive Officer participated in the long-term senior management incentive plan during fiscal 1999 at an award level generally equal to three times the award level of the other executive officers named in the Summary Compensation Table. This higher level of participation reflects the Committee's judgment as to the duties and responsibilities required of the Chief Executive Officer position and his expected contributions to the Company's profitability. The Chief Executive Officer's participation in the plan for fiscal 1999 resulted in the issuance of 30,288 shares of restricted stock equivalent units and the grant of 121,152 options.

    The Committee also administers ConAgra's stock plans, which authorize various stock-based incentives, including grants of stock options and restricted stock. The Committee generally grants options on an annual basis representing up to 1.25% of ConAgra's outstanding Common Stock. During fiscal 1999, options were granted to 1,698 ConAgra employees, including all of ConAgra's executive officers. The Committee grants stock options at the prevailing market price of ConAgra's Common Stock and such options therefore have value only if ConAgra's stock price increases. Option grants for executive officers vest in 20% annual installments beginning on the last day of the fiscal year following the date of grant, and the executive officer must be employed by ConAgra at the time of vesting at the end of the fiscal year in order to exercise the options.

    The Chief Executive Officer received 28,890 non-qualified stock options in September 1998. The Committee established this option grant to Mr. Rohde in an amount equivalent to the number of restricted shares received by Mr. Rohde under the long-term senior management incentive plan for fiscal 1998 results. The Chief Executive Officer also received 121,152 non-qualified options in July 1999. The Committee established this option grant at four times the number of restricted stock equivalent units received by Mr. Rohde pursuant to the long-term senior management incentive plan for fiscal 1999 results.


                        ConAgra Human Resources Committee
                           Carl E. Reichardt, Chairman
                               Thomas R. Williams
                               Clayton K. Yeutter

                          COMPARATIVE STOCK PERFORMANCE

    The  comparative  stock  performance  graphs shown below  compare the yearly change in cumulative value of ConAgra's Common Stock with certain Index values for both five- and ten-year periods ended May 1999. Both graphs set the beginning value of ConAgra Common Stock and the Indices at $100. All calculations assume reinvestment of dividends. The performance graphs compare ConAgra with the Standard and Poor's (S&P) 500 Stock Index and the S&P Food Group Index. All Index values are weighted by capitalization of companies included in the group.

                                   FIVE YEAR COMPARISON

----------------- -------------- -------------- --------------- -------------- --------------- --------------
                  Starting
Five Year         Basis 1994     1995           1996            1997           1998            1999
----------------- -------------- -------------- --------------- -------------- --------------- --------------
----------------- -------------- -------------- --------------- -------------- --------------- --------------
ConAgra           $100.00        $119.04        $155.43         $224.85        $221.92         $202.61
----------------- -------------- -------------- --------------- -------------- --------------- --------------
----------------- -------------- -------------- --------------- -------------- --------------- --------------
S&P 500           $100.00        $120.19        $154.37         $199.77        $261.07         $315.96
----------------- -------------- -------------- --------------- -------------- --------------- --------------
----------------- -------------- -------------- --------------- -------------- --------------- --------------
S&P Foods         $100.00        $126.11        $148.57         $196.06        $265.53         $234.55
----------------- -------------- -------------- --------------- -------------- --------------- --------------

                              TEN YEAR COMPARISON

----------------- --------- --------- ---------- --------- ---------- ---------- --------- -------- ----------- --------- ---------
                  Starting
                  Basis
Ten Year          1989      1990      1991       1992      1993       1994       1995      1996     1997        1998      1999
----------------- --------- --------- ---------- --------- ---------- ---------- --------- -------- ----------- --------- ---------
----------------- --------- --------- ---------- --------- ---------- ---------- --------- -------- ----------- --------- ---------
ConAgra           $100.00   $143.07   $213.15    $183.97   $182.40    $214.23    $255.02   $333.01  $481.73     $475.42   $434.06
----------------- --------- --------- ---------- --------- ---------- ---------- --------- -------- ----------- --------- ---------
----------------- --------- --------- ---------- --------- ---------- ---------- --------- -------- ----------- --------- ---------
S&P 500           $100.00   $116.61   $130.36    $143.21   $159.84    $166.64    $200.29   $257.24  $332.91     $435.06   $526.53
----------------- --------- --------- ---------- --------- ---------- ---------- --------- -------- ----------- --------- ---------
----------------- --------- --------- ---------- --------- ---------- ---------- --------- -------- ----------- --------- ---------
S&P Foods         $100.00   $116.89   $149.44    $156.43   $164.30    $162.94    $205.49   $242.08  $319.47     $432.66   $382.18
----------------- --------- --------- ---------- --------- ---------- ---------- --------- -------- ----------- --------- ---------


                     ITEM 2: INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, acting upon recommendation of the Audit Committee, has appointed the firm of Deloitte & Touche to examine the financial statements of the Company and its subsidiaries for the fiscal year ending May 28, 2000. The same firm conducted the fiscal 1999 examination. Representatives from Deloitte & Touche will be present at the Annual Stockholders' Meeting. The representatives will have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL ABOVE.



            ITEM 3: APPROVAL OF THE CONAGRA EXECUTIVE INCENTIVE PLAN

    The Internal Revenue Code requires stockholder approval every five years for certain incentive plans in order to preserve the tax deductibility of payments under the plan. Accordingly, the Board of Directors has unanimously approved the ConAgra Executive Incentive Plan (the "Plan"). The Plan is designed to provide incentives to executive officers and other senior management officers of ConAgra who have significant responsibility for the success and growth of ConAgra and to assist ConAgra in attracting, motivating and retaining executive officers and senior management officers on a competitive basis.

    Stockholder approval of the Plan is required if payments under the Plan are to be tax deductible as performance-based compensation under Section 162 (m) of the Internal Revenue Code. Section 162 (m) generally disallows a tax deduction for compensation over $1 million paid to an executive officer named in the Summary Compensation Table, unless such compensation qualifies as performance-based. The stockholders approved a prior plan for the purposes of
Section 162 (m) compliance in 1994. However, Section 162 (m) requires such plans receive stockholder approval every five years. No payments will be made under the Plan if stockholders do not approve the Plan.

    The principal features of the Plan are described below:

Administration of the Plan

    The Plan shall be administered by the Human Resources Committee of the Board of Directors (the "Committee"). The Committee shall have the sole discretion to interpret the Plan; approve a pre-established objective performance measure or measures annually; certify the level to which each performance measure was attained prior to any payment under the Plan; approve the amount of awards made under the Plan; and determine who shall receive any payment under the Plan.

    The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations and guidelines for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan and all actions taken and determinations made by the Committee shall be conclusive and binding on all parties concerned, including ConAgra, its stockholders and any person receiving an award under the Plan.

Eligibility

    Executive officers and other senior management officers of ConAgra shall be eligible to receive awards under the Plan. Such officers include the Chief Executive Officer, the members of the Office of the President, other executive and senior management officers, and any persons performing similar duties in the future. The Committee shall designate the officers who will participate in the Plan each year.

Awards

    The Committee shall establish annual and/or long-term incentive award targets for participants. The approximate number of participants for fiscal 2000 is fifty.

    The Committee shall also establish annual and/or long-term performance targets, which must be achieved in order for an award to be earned under the Plan. Such targets shall be based on earnings, earnings per share, growth in earnings per share, achievement of annual operating profit plans, return on equity performance, or similar financial performance measures as may be determined by the Committee. The specific performance targets for each participant shall be established in writing by the Committee within ninety days after the commencement of the fiscal year (or within such other time period as may be required by Section 162 (m) of the Internal Revenue Code) to which the performance target relates; provided, if an individual becomes an executive officer or senior management officer during the year, such individual may be granted eligibility for an incentive award for that year upon such individual assuming such position. The performance target shall be established in such a manner that a third party having knowledge of the relevant facts could determine whether the performance goal has been met.

    Awards shall be payable following the completion of each fiscal year upon certification by the Committee that ConAgra achieved the specified performance targets established for the participant. Awards payable in stock or options shall be issued from ConAgra's stock plans. Notwithstanding the attainment by ConAgra of the specified performance targets, the Committee has the discretion, for each participant, to reduce some or all of an award that would otherwise be paid. However, in no event may a participant receive an award of more than .1% of ConAgra's market capitalization as of the first day of the fiscal year under the Plan in any fiscal year.

Effective Date, Amendments and Termination

    The Plan became effective on July 9, 1999, subject to approval by the stockholders of ConAgra at the 1999 Annual Meeting of Stockholders. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards previously made under the Plan. However, without stockholder approval, no amendment of the Plan shall be effective which would increase the maximum amount which can be paid to any one participant under the Plan in any fiscal year, which would change the performance goals permissible under the Plan for payment of awards, or which would modify the requirement as to eligibility for participation in the Plan.

Vote Required for Approval

    The approval of the Plan requires the affirmative vote of the holders of a majority of ConAgra's outstanding capital stock present or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE CONAGRA EXECUTIVE INCENTIVE PLAN.



             ITEM 4: STOCKHOLDER PROPOSAL - POLITICAL CONTRIBUTIONS

    The Company has been informed that the International Brotherhood of Electrical Workers' Pension Benefit Fund, 1125 15th Street, N.W. , Washington, D.C., which reports an ownership of 24,597 shares of ConAgra common stock, intends to introduce the following resolution at the Annual Meeting:

Be it Resolved: That the shareholders of ConAgra ("Company") urge that the Board of Directors establish a political "Soft Dollar" or "Soft Money" contributions program that includes the following features:

1. Contribution Guidelines: the Board of Directors will provide upon the request of a shareholder contribution guidelines that clearly define the issues and interests that the Company is seeking to promote with its "Soft Dollar" political contributions; and

2. Contribution Reporting: comprehensive political contribution reporting will be provided upon the request of a shareholder, documenting the entities that were the recipients of the Company's political "Soft Dollar" contributions during the previous twelve month period.

Proponent's Statement of Support

    The American political election process is the cornerstone of the country's democratic system of government, serving as the central means by which all citizens can participate in the public debate of ideas and elect representatives to protect and promote our collective interests. The integrity of the political process is currently being challenged by the flood of unregulated "soft dollar" political contributions into the political process. The corruptive influence of this political money has contributed to a growing cynicism by Americans toward the political electoral process.

    In response to the growing public repulsion towards "soft dollar" political giving, several major corporations, including General Motors, Monsanto and Allied Signal, have stated their intent to end the practice. The audacious manner in which the "soft dollars" have been raised and the lack of accounting for how they are spent are particularly troubling aspects of the "soft dollar" giving process. Concerned about possible association with the unseemly aspects of the "soft dollar" fundraising process, which has received considerable press attention, these corporations are removing themselves from the process. The large amounts of money flowing to the political parties have also led many to suspect that more than good government is being sought by contributors.

    Our Company has made "soft dollar" political contributions from corporate assets. In order to provide shareholder accountability in this area, we believe that it would be good corporate practice to establish a Board Contribution Policy that provides upon the request of a shareholder a report on the Company's "soft dollar" giving activity.

Board Recommendation

    The Company complies with all applicable federal and state laws and regulations relating to political contributions. Company policy prohibits the use of Company funds or assets for federal political campaign contributions. Contributions to national and state political parties is permitted in furtherance of the Company's business interests. The aggregate amount contributed by the Company to national and state political parties is immaterial from a financial point of view. Any contributions described in the proposal have been fully disclosed by the recipients in publicly available filings as required by applicable federal and state laws.

    The Board of Directors believes that the Company's current policies and the reporting presently required under federal state laws are appropriate to advance corporate interests and provide related disclosures. Accordingly, the Board of Directors believes that adopting the resolution would not further any corporate purpose.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.


                        FISCAL 2000 STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented in the 2000 Annual Meeting proxy statement must be received by the Company no later than April 29, 2000.

    The Company's By-laws set forth certain procedures which stockholders must follow in order to nominate a director or present any other business at an Annual Stockholders' Meeting. Generally, a stockholder must give timely notice to the Secretary of the Company. To be timely, such notice for the 2000 annual meeting must be received by the Company at One ConAgra Drive, Omaha, NE 68102-5001, not less than 90 nor more than 120 days prior to the first anniversary of the 1999 annual meeting. However, if the date of the 2000 annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, such notice must be received by the Company not later than the 90th day prior to such meeting day or the tenth day following public announcement of such meeting date.

    The  By-laws  specify  the   information   which  must  accompany  any  such
stockholder notice. Any stockholder may obtain details on the provisions of the By-laws from the Corporate Secretary of the Company.



                                  OTHER MATTERS

    Neither the Board of Directors nor management intends to bring any matter for action at the Annual Meeting of Stockholders other than those matters described above. If any other matter or any proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment.

(FRONT)
                                                               Company #  ______
                                                             Control #  ________

There are three ways to vote your Proxy.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Telephone and Internet voting are available until 12:00 p.m. (ET) on September 22, 1999.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326 *Use any touch-tone telephone to vote your proxy. * You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above.
    * Follow the simple voice mail instructions.

VOTE BY INTERNET - http://www.eproxy.com/cag/ * Use the Internet to vote your proxy. * You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL
    Please follow the instructions on the Proxy Card below.

    If you vote by Phone or Internet, please do not mail your Proxy Card.

                              This is Your ConAgra
                                   PROXY CARD
                      Please vote and sign on reverse side
           This proxy is solicited by your Board of Directors for the September 23, 1999 Annual Stockholders Meeting

     The undersigned  stockholder appoints each of B. Rohde, P. B. Fletcher, and
W. Scott, Jr. attorney and proxy, with full power of substitution, on behalf of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of ConAgra, Inc., that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS PROXY. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3, AND AGAINST
ITEM 4.

     Voting by mail. If you wish to vote by mailing this proxy, please sign your name exactly as it appears on this proxy and mark, date and return it in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such.


                  (This proxy is continued on the reverse side)

(BACK)

 This proxy will be voted as directed, or if no direction is indicated, will be voted as recommended by the Board of Directors. This proxy is solicited on behalf of the Board of Directors.



The Board of Directors recommends a vote FOR Items 1, 2 and 3.

Item 1. Elect Directors - Nominees: Ronald W. Roskens, Kenneth E. Stinson, Clayton Yeutter

      FOR          WITHHELD               WITHHELD FOR: (Write nominee name(s)
                                          in the space provided below.)
      |-|            |-|
                                          --------------------------------------


Item 2. Appointment of Independent Accountants

       FOR         AGAINST    ABSTAIN

       |-|           |-|        |-|


Item 3. Approval of ConAgra Executive Incentive Plan.

       FOR         AGAINST    ABSTAIN

       |-|           |-|        |-|


The Board of Directors recommends a vote AGAINST Item 4.

Item 4. Stockholder Proposal - Political Contributions

       FOR         AGAINST    ABSTAIN

       |-|           |-|        |-|

     This proxy will be voted as directed, or if no direction is indicated, will be voted as recommended by the Board of Directors. This proxy is solicited on behalf of the Board of Directors.

------------------------------------
Signature

------------------------------------
Signature

------------------------------------
Date

NOTE: Please sign as name appears here. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title.